PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS SECOND QUARTER 2016 RESULTS
Atlanta, GA - July 28, 2016 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended June 30, 2016.
Second Quarter Highlights

•	Net income of $5.1 million, or $0.20 per diluted share; operating net income of $3.7 million, or $0.15 per diluted share.

•	Total loans held for investment increased $55 million, or 2.9%, to $1.94 billion from March 31, 2016.

•	Total deposits, excluding the decrease in deposits resulting from branch sales, increased $74 million, or 3.5%, to $2.16 billion from March 31, 2016.

•	Operating noninterest income increased $575,000, or 13.0%, to $5.0 million compared to the first quarter of 2016.

•	Nonperforming assets totaled 0.04% of total assets as of June 30, 2016, and net charge-offs were less than 0.01% of average loans for the second quarter.

•	Completed the system integration of FSGBank in July 2016.
“Atlantic Capital recorded strong revenue and earnings growth in the second quarter while maintaining pristine credit quality. These results indicate steady progress toward our objective of growing high quality earnings at a consistently superior pace,” said Douglas Williams, Chief Executive Officer.
Sale of Eastern Tennessee Branches
On December 17, 2015, Atlantic Capital announced that it had entered into agreements for the sale of seven legacy FSGBank branches in Eastern Tennessee. The sale of four of the branches closed on April 1, 2016 and the sale of the remaining three branches closed on May 13, 2016. The branch sales resulted in a net gain of $3.6 million in the second quarter of 2016 and included the sale of approximately $190 million in deposits, $35 million in loans and $9 million in other assets. The net gain included the write-off of $1.6 million in core deposit intangibles and $305,000 in expenses related to the sales.
Results of Operations
For the second quarter of 2016, Atlantic Capital recorded net income of $5.1 million, or $0.20 per diluted share, compared to net income of $2.9 million, or $0.12 per diluted share, in the first quarter of 2016. Operating net income totaled $3.7 million, or $0.15 per diluted share, for the second quarter of 2016, compared to $3.4 million, or $0.14 per diluted share, in the first quarter of 2016. Operating net income excludes merger related expenses and the net gain on sale of Eastern Tennessee branches.
Taxable equivalent net interest income improved to $19.3 million in the second quarter of 2016 from $18.9 million in the first quarter of 2016. This increase was driven largely by the loan growth in the first half of 2016. Net accretion income on acquired loans totaled $525,000 and premium amortization on acquired time deposits totaled $234,000 in the second quarter of 2016 compared to $886,000 and $308,000 respectively, in the first quarter of 2016.

Taxable equivalent net interest margin decreased to 3.12% in the second quarter of 2016 from 3.25% in the first quarter of 2016. The accretion of acquired loan discount and amortization of time deposit premium contributed 12 basis points in the second quarter of 2016 and 20 basis points in the first quarter of 2016. The net interest margin excluding these purchase accounting adjustments decreased to 3.00% in the second quarter of 2016 from 3.05% in the first quarter of 2016.
The provision for loan losses was $777,000 in the second quarter of 2016 compared to $368,000 in the first quarter of 2016. The higher provision expense was mainly due to the higher loan balances at June 30, 2016 compared to March 31, 2016.
Total noninterest income improved to $8.9 million in the second quarter of 2016, including the $3.9 million gain on sale of the Eastern Tennessee branches (gross of expenses recorded in noninterest expense). Excluding the gain on sale of branches, noninterest income increased $575,000 to $5.0 million from $4.4 million in the first quarter of 2016. This increase was primarily due to higher gains on the sale of SBA and TriNet loans. During the second quarter of 2016, the SBA division contributed $1.2 million in income compared to $880,000 in the first quarter from the sale of SBA loans and servicing fees on previously sold SBA loans. The TriNet lending division contributed $761,000 in noninterest income during the second quarter compared to $383,000 in the first quarter of 2016.
Noninterest expense totaled $18.9 million in the second quarter of 2016, an increase of $677,000 compared to $18.3 million in the first quarter of 2016. The increase in expenses was primarily due to a $461,000 increase in merger related expenses and $305,000 in other noninterest expenses associated with the sale of the Eastern Tennessee branches. Merger related expenses in the second quarter of 2016 totaled $1.2 million. Operating noninterest expense, which excludes merger related expenses and the other noninterest expenses associated with the branch sales, decreased by $89,000 to $17.4 million.
The effective tax rate for the second quarter of 2016 was 38.5% compared to 37.0% for the first quarter of 2016. The increase was driven by the impact of non-deductible merger related expenses. Year-to-date, the effective tax rate was 37.9%.
Loans held for investment were $1.94 billion at June 30, 2016, an increase of $55 million, or 2.9%, from March 31, 2016. The second quarter included the sale of $57 million in TriNet loans, comprised of $19 million in loans held for investment and $38 million in loans held for sale. Excluding the sale of TriNet loans, loans held for investment increased $74 million from March 31, 2016.
At June 30, 2016, the allowance for loan losses was $18.4 million, or 0.95% of loans held for investment, compared to $17.6 million, or 0.93% of loans held for investment as of March 31, 2016. Net charge-offs in the second quarter of 2016 totaled less than 0.01% of annualized net charge-offs to average loans compared to 0.35% for the first quarter of 2016. Net charge-offs for the six months ending June 30, 2016 totaled $1.7 million, or 0.17% of annualized net charge-offs to average loans.
Nonperforming assets totaled $1.2 million, or 0.04% of total assets, as of June 30, 2016, compared to $1.9 million, or 0.07% of total assets, as of March 31, 2016.
Total deposits as of June 30, 2016 were $2.16 billion, an increase of $74 million, or 3.5%, from March 31, 2016, excluding deposits sold in the branch sale. Brokered deposits were $212 million at June 30, 2016, a decrease of $17 million from March 31, 2016. At June 30, 2016, noninterest bearing deposits accounted for 27.4% of total deposits.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Thursday, July 28, 2016, to discuss the financial results for the quarter ended June 30, 2016. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.

Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating provision for loan losses, (iv) taxable equivalent net interest margin, (v) efficiency ratio (vi) operating return on assets; (vii) operating return on equity: (viii) tangible common equity and (ix) deposits excluding deposits to be assumed in branch sales, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, net gains on branch sales, provision for loan losses for the acquired FSG portfolio, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense as well as costs related to the sale of branches. The efficiency ratio excludes merger and conversion costs. Operating provision for loan losses excludes the provision related to loans acquired from FSG. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended March 31, 2016. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc., with assets of $2.8 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia with corporate offices in Chattanooga and Knoxville, Tennessee. Atlantic Capital Bank, (the “Bank”) operates under the “Atlantic Capital” brand in Atlanta and “FSGBank” brand in east Tennessee and northwest Georgia. The Bank provides lending, treasury management and capital markets services to small and mid-sized businesses and mortgage, trust and other banking services to private and individual clients.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2016		2015			For the six months ended June 30,
(in thousands, except share and per share data; taxable equivalent)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2016	2015
INCOME SUMMARY
Interest income (1)	$22,190	$21,553	$18,270	$10,345	$10,492	$43,743	$20,415
Interest expense	2,907	2,632	2,292	840	911	5,539	1,791
Net interest income	19,283	18,921	15,978	9,505	9,581	38,204	18,624
Operating provision for loan losses (2)	777	368	859	(137)	185	1,145	549
Net interest income after provision for loan losses	18,506	18,553	15,119	9,642	9,396	37,059	18,075
Operating noninterest income	4,995	4,420	3,460	1,729	3,028	9,415	4,210
Operating noninterest expense (3)	17,428	17,517	16,067	6,953	7,065	34,945	13,759
Operating income before income taxes	6,073	5,456	2,512	4,418	5,359	11,529	8,526
Operating income tax expense	2,381	2,065	2,117	1,749	1,991	4,446	3,131
Operating net income (2)(3)	3,692	3,391	395	2,669	3,368	7,083	5,395
Provision for acquired non PCI FSG loans	—	—	4,153	—	—	—	—
Merger related expenses, net of income tax	743	460	4,403	443	466	1,203	779
Net gain on sale of branches, net of income tax	2,198	—	—	—	—	2,198	—
Net income (loss) - GAAP	$5,147	$2,931	$(8,161)	$2,226	$2,902	$8,078	$4,616

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.20	$0.12	$(0.40)	$0.16	$0.21	$0.32	$0.33
Diluted earnings per share - operating (2)(3)	0.15	0.14	0.02	0.19	0.24	0.28	0.39
Book value per share	12.29	11.99	11.79	11.05	10.80	12.29	10.80
Tangible book value per share (4)	11.01	10.61	10.35	10.95	10.72	11.01	10.72

PERFORMANCE MEASURES
Return on average equity - GAAP	6.88%	4.02%	(13.22)%	6.08%	7.99%	5.47%	6.43%
Return on average equity - operating (2)(3)	4.94	4.65	0.64	7.29	9.28	4.79	7.52
Return on average assets - GAAP	0.76	0.45	(1.45)	0.66	0.84	0.61	0.68
Return on average assets operating (2)(3)	0.54	0.52	0.07	0.79	0.98	0.53	0.79
Taxable equivalent net interest margin	3.12	3.26	3.13	2.93	2.92	3.18	2.89
Efficiency ratio	72.00	75.22	82.79	61.95	56.08	73.58	60.31

CAPITAL
Average equity to average assets	11.01%	11.13%	10.98%	10.85%	10.53%	11.07%	10.54%
Tangible common equity to tangible assets	9.81	9.69	9.71	10.76	10.60	9.81	10.60
Tier 1 capital ratio	9.9 (6)	9.5	9.8	11.0	10.4	9.9 (6)	10.4
Total risk based capital ratio	12.8 (6)	12.4	12.9	15.5	11.3	12.8 (6)	11.3
Number of common shares outstanding - basic	24,750,163	24,569,823	24,425,546	13,562,125	13,562,125	24,750,163	13,562,125
Number of common shares outstanding - diluted	25,267,803	25,077,520	25,059,823	13,904,395	13,899,659	25,267,803	13,899,659

ASSET QUALITY
Allowance for loan losses to loans held for investment	0.95%	0.93%	1.06%	1.13%	1.13%	0.95%	1.13%
Net charge-offs to average loans (5)	—	0.35	0.15	(0.01)	—	0.17	—
NPAs to total assets	0.07	0.08	0.40	—	—	0.07	—

(1)Interest income has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate. (2)Excludes provision for acquired non PCI FSG loans. (3)Excludes merger related expenses. (4)Excludes effect of servicing asset and acquisition related intangibles. (5)Annualized. (6)Amounts are estimates as of 6/30/16.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	June 30,	March 31,	December 31,	June 30,
(in thousands, except share and per share data)	2016	2016	2015	2015
ASSETS
Cash and due from banks	$40,309	$36,585	$45,848	$11,943
Interest-bearing deposits in banks	239,387	91,608	130,900	53,457
Other short-term investments	20,548	32,861	26,137	62,059
Cash and cash equivalents	300,244	161,054	202,885	127,459
Investment securities available-for-sale	328,370	364,422	346,221	140,716
Other investments	22,575	11,899	8,034	4,811
Loans held for sale	29,061	95,291	95,465	1,768
Loans held for investment	1,942,137	1,886,763	1,790,669	1,056,688
Less: allowance for loan losses	(18,377)	(17,608)	(18,905)	(11,985)
Loans, net	1,923,760	1,869,155	1,771,764	1,044,703
Branch premises held for sale	—	7,200	7,200	—
Premises and equipment, net	21,770	22,780	23,145	3,345
Bank owned life insurance	61,378	60,981	60,608	30,252
Goodwill and intangible assets, net	31,674	33,914	35,232	1,055
Other real estate owned	951	1,760	1,982	27
Other assets	88,039	96,213	86,244	19,131
Total assets	$2,807,822	$2,724,669	$2,638,780	$1,373,267

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$592,043	$560,363	$544,561	$327,775
Interest-bearing checking	231,091	215,176	232,868	115,614
Savings	30,839	29,788	28,922	437
Money market	913,094	862,120	875,441	546,408
Time	178,615	187,750	183,206	16,597
Brokered deposits	212,623	229,408	183,810	96,230
Deposits to be assumed in branch sale	—	197,857	213,410	—
Total deposits	2,158,305	2,282,462	2,262,218	1,103,061
Federal funds purchased and securities sold under agreements to repurchase	14,047	11,824	11,931	30,000
Federal Home Loan Bank borrowings	240,000	60,000	—	85,349
Long-term debt	49,281	49,239	49,197	—
Other liabilities	42,123	26,491	27,442	8,372
Total liabilities	2,503,756	2,430,016	2,350,788	1,226,782

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2016, March 31, 2016, December 31, 2015, and June 30, 2015	—	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 24,750,163, 24,569,823, 24,425,546, and 13,562,125 shares issued and outstanding as of June 30, 2016, March 31, 2016, December 31, 2015, and June 30, 2015, respectively	289,353	288,270	286,367	136,752
Retained earnings	11,219	6,073	3,141	9,076
Accumulated other comprehensive income (loss)	3,494	310	(1,516)	657
Total shareholders’ equity	304,066	294,653	287,992	146,485
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,807,822	$2,724,669	$2,638,780	$1,373,267

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except per share data)	Three months ended					Six months ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
INTEREST INCOME
Loans, including fees	$20,282	$19,625	$16,688	$9,423	$9,500	$39,907	$18,451
Investment securities available-for-sale	1,327	1,601	1,224	664	710	2,928	1,413
Interest and dividends on other interest‑earning assets	507	273	328	247	271	780	529
Total interest income	22,116	21,499	18,240	10,334	10,481	43,615	20,393

INTEREST EXPENSE
Interest on deposits	1,841	1,673	1,355	751	769	3,514	1,511
Interest on Federal Home Loan Bank advances	147	44	7	52	117	191	231
Interest on federal funds purchased and securities sold under agreements to repurchase	87	67	10	20	25	154	49
Interest on long-term debt	832	810	841	17	—	1,642	—
Other	—	38	79	—	—	38	—
Total interest expense	2,907	2,632	2,292	840	911	5,539	1,791

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,209	18,867	15,948	9,494	9,570	38,076	18,602
Provision for loan losses	777	368	7,623	(137)	185	1,145	549
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,432	18,499	8,325	9,631	9,385	36,931	18,053

NONINTEREST INCOME
Service charges	1,392	1,498	1,265	521	501	2,890	827
Gains on sale of securities available-for-sale	11	33	—	10	—	44	—
Gains on sale of other assets	31	48	103	—	—	79	—
Mortgage income	447	339	163	—	—	786	—
Trust income	386	314	192	—	—	700	—
Derivatives income	98	65	89	67	65	163	148
Bank owned life insurance	398	393	365	227	1,336	791	1,567
SBA lending activities	1,204	880	904	745	903	2,084	1,261
TriNet gains on sale	761	383	—	—	—	1,144	—
Gains on sale of branches	3,885	—	—	—	—	3,885	—
Other noninterest income	267	467	379	159	223	734	407
Total noninterest income	8,880	4,420	3,460	1,729	3,028	13,300	4,210

NONINTEREST EXPENSE
Salaries and employee benefits	10,420	10,555	9,661	4,859	4,836	20,975	9,578
Occupancy	1,274	1,100	907	419	423	2,374	844
Equipment and software	724	686	608	243	225	1,410	444
Professional services	760	748	1,020	208	273	1,508	382
Postage, printing and supplies	159	169	115	21	18	328	42
Communications and data processing	694	916	555	313	342	1,610	673
Marketing and business development	317	267	197	90	77	584	123
FDIC premiums	493	398	273	161	189	891	355
Merger and conversion costs	1,210	749	7,172	718	756	1,959	1,264
Amortization of intangibles	668	762	526	—	—	1,430	—
Other noninterest expense	2,224	1,916	2,205	639	682	4,140	1,318
Total noninterest expense	18,943	18,266	23,239	7,671	7,821	37,209	15,023

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	8,369	4,653	(11,454)	3,689	4,592	13,022	7,240
Provision for income taxes	3,222	1,722	(3,293)	1,463	1,690	4,944	2,624
NET INCOME (LOSS)	$5,147	$2,931	$(8,161)	$2,226	$2,902	$8,078	$4,616

Net income (loss) per common share‑basic	$0.21	$0.12	$(0.40)	$0.16	$0.21	$0.33	$0.34
Net income (loss) per common share‑diluted	$0.20	$0.12	$(0.40)	$0.16	$0.21	$0.32	$0.33

Weighted average shares - basic	24,644,755	24,485,900	20,494,895	13,562,125	13,552,820	24,565,328	13,509,441
Weighted average shares - diluted	25,158,694	24,993,597	21,004,577	13,904,395	13,895,090	25,082,968	13,846,975

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	June 30, 2016			March 31, 2016
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$84,734	$131	0.62%	$63,976	$173	1.09%
Other short-term investments	27,777	100	1.45	29,768	99	1.34
Investment securities:
Taxable investment securities	329,237	1,183	1.45	338,880	1,498	1.78
Non-taxable investment securities(1)	29,202	218	3.00	18,848	157	3.35
Total investment securities	358,439	1,401	1.57	357,728	1,655	1.86
Total loans	2,000,685	20,281	4.08	1,881,749	19,625	4.19
FHLB and FRB stock	14,642	277	7.61	9,048	1	0.04
Total interest-earning assets	2,486,277	22,190	3.59	2,342,269	21,553	3.71
Non-earning assets	231,833			278,481
Total assets	$2,718,110			$2,620,750
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,173,093	1,256	0.43	1,117,316	1,050	0.38
Time deposits	203,679	189	0.37	267,330	224	0.34
Brokered deposits	220,098	395	0.72	216,490	399	0.74
Total interest-bearing deposits	1,596,870	1,840	0.46	1,601,136	1,673	0.42
Total borrowings	204,231	235	0.46	99,357	149	0.60
Long-term debt	49,254	832	6.79	49,213	810	6.62
Total interest-bearing liabilities	1,850,355	2,907	0.63	1,749,706	2,632	0.61
Demand deposits	538,422			554,547
Other liabilities	30,163			24,691
Shareholders' equity	299,170			291,806
Total liabilities and shareholders' equity	$2,718,110			$2,620,750
Net interest spread			2.96%			3.10%
Net interest income and net interest margin(2)		$19,283	3.12%		$18,921	3.26%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended
	June 30, 2016		March 31, 2016
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$20,281	4.08%	$19,625	4.19%
Less: accretion of loan acquisition discounts	(525)		(886)
Core interest income on loans	$19,756	3.97%	$18,739	4.01%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$19,283	3.12%	$18,921	3.26%
Less:
Accretion of loan acquisition discounts	(525)		(886)
Accretion of time deposit premium	(234)		(308)
Net interest income / net interest margin excluding purchase accounting	$18,524	3.00%	$17,727	3.05%

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Six months ended
	June 30, 2016			June 30, 2015
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$74,355	$301	0.81%	$43,244	$56	0.26%
Other short-term investments	28,773	183	1.28	61,206	383	1.26
Investment securities:
Taxable investment securities	334,059	2,681	1.61	134,848	1,372	2.05
Non-taxable investment securities(1)	24,025	375	3.14	2,338	63	5.43
Total investment securities	358,084	3,056	1.72	137,186	1,435	2.11
Total loans	1,941,217	39,906	4.13	1,051,770	18,451	3.54
FHLB and FRB stock	11,845	297	5.04	4,606	90	3.95
Total interest-earning assets	2,414,273	43,743	3.64	1,298,012	20,415	3.17
Non-earning assets	255,157			64,845
Total assets	$2,669,430			$1,362,857
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,145,205	2,307	0.41	652,782	1,244	0.38
Time deposits	235,505	413	0.35	16,266	31	0.39
Brokered deposits	218,294	794	0.73	131,724	236	0.36
Total interest-bearing deposits	1,599,003	3,514	0.44	800,772	1,511	0.38
Total borrowings	151,794	383	0.51	110,365	280	0.51
Total long-term debt	49,234	1,642	6.71	—	—	—
Total interest-bearing liabilities	1,800,031	5,539	0.62	911,137	1,791	0.40
Demand deposits	546,485			298,819
Other liabilities	27,427			9,322
Shareholders' equity	295,488			143,579
Total liabilities and shareholders' equity	$2,669,430			$1,362,857
Net interest spread			3.02%			2.77%
Net interest income and net interest margin(2)		$38,204	3.18%		$18,624	2.89%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Six months ended
	June 30, 2016		June 30, 2015
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$39,906	4.13%	$18,451	3.54%
Less: accretion of loan acquisition discounts	(1,411)		—
Core interest income on loans	$38,495	3.99%	$18,451	3.54%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$38,204	3.18%	$18,624	2.89%
Less:
Accretion of loan acquisition discounts	(1,411)		—
Accretion of time deposit premium	(542)		—
Net interest income / net interest margin excluding purchase accounting	$36,251	3.02%	$18,624	2.89%

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

	2016		2015			Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Loans held for sale
Loans held for sale	$29,061	$61,003	$59,995	$—	$1,768	$(31,942)	$27,293
Branch loans held for sale	—	34,288	35,470	—	—	(34,288)	—
Total loans held for sale	$29,061	$95,291	$95,465	$—	$1,768	$(66,230)	$27,293

Loans held for investment
Commercial loans:
Commercial and industrial	$508,516	$499,634	$467,083	$366,830	$368,857	$8,882	$139,659
Commercial real estate:
Multifamily	79,144	81,331	78,778	55,352	58,081	(2,187)	21,063
Owner occupied	351,419	333,172	320,656	165,210	186,021	18,247	165,398
Investment	431,633	429,094	446,979	219,664	192,898	2,539	238,735
Construction and land:
1-4 family residential construction	9,611	8,540	6,609	—	—	1,071	9,611
Other construction, development, and land	199,536	174,899	159,749	106,934	90,039	24,637	109,497
Mortgage warehouse loans	126,108	123,875	84,350	89,816	113,285	2,233	12,823
Total commercial loans	1,705,967	1,650,545	1,564,204	1,003,806	1,009,181	55,422	696,786

Residential:
Residential mortgages	103,313	106,433	110,381	726	728	(3,120)	102,585
Home equity	80,321	83,094	80,738	27,186	32,005	(2,773)	48,316
Total residential loans	183,634	189,527	191,119	27,912	32,733	(5,893)	150,901

Consumer	29,788	30,905	30,451	18,741	18,462	(1,117)	11,326
Other	28,168	20,925	6,901	—	—	7,243	28,168
	1,947,557	1,891,902	1,792,675	1,050,459	1,060,376	55,655	887,181
Less net deferred fees and other unearned income	(5,420)	(5,139)	(2,006)	(4,022)	(3,688)	(281)	(1,732)
Total loans held for investment	$1,942,137	$1,886,763	$1,790,669	$1,046,437	$1,056,688	$55,374	$885,449

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2016		2015
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Balance at beginning of period	$17,608	$18,905	$11,862	$11,985	$11,800
Provision for loan losses	777	368	7,623	(137)	185
Loans charged-off:
Commercial and industrial	(5)	(1,465)	—	—	—
Commercial real estate	—	(140)	(500)	—	—
Residential mortgages	(2)	—	—	—	—
Home equity	(23)	—	—	—	—
Consumer	(38)	(146)	(128)	—	—
Total loans charged-off	(68)	(1,751)	(628)	—	—
Recoveries on loans previously charged‑off:
Construction and land	—	15	—	14	—
Commercial and industrial	—	2	—	—	—
Consumer	60	69	48	—	—
Total recoveries	60	86	48	14	—
Net charge-offs	(8)	(1,665)	(580)	14	—
Balance at period end	$18,377	$17,608	$18,905	$11,862	$11,985

Loans held for investment
PCI Loans	$19,733	$22,893	$24,349	$—	$—
Non-PCI Loans	1,922,404	1,863,870	1,766,320	1,046,437	1,056,688
	$1,942,137	$1,886,763	$1,790,669	$1,046,437	$1,056,688

Non-performing loans - PCI	$1,082	$911	$1,422	$—	$—

Non-performing loans - Non-PCI	$922	$566	$8,549	$—	$—
Foreclosed properties (OREO)	951	1,760	1,982	27	27
Total nonperforming assets	$1,873	$2,326	$10,531	$27	$27

Allowance for loan losses to loans	0.95%	0.93%	1.06%	1.13%	1.13%
Net charge-offs to average loans (1)	—	0.35	0.15	(0.01)	—
Nonperforming loans as a percentage of total loans(2)	0.05	0.02	0.45	—	—
Nonperforming assets as a percentage of total assets(2)	0.07	0.08	0.40	—	—

(1)Annualized (2)Excludes non-performing PCI loans

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

	2016		2015			Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

DDA	$592,043	$560,363	$544,561	$328,065	$327,775	$31,680	$264,268
NOW	231,091	215,176	232,868	135,350	115,614	15,915	115,477
Savings	30,839	29,788	28,922	321	437	1,051	30,402
Money Market	913,094	862,120	875,441	550,879	546,408	50,974	366,686
Time	178,615	187,750	183,206	15,434	16,597	(9,135)	162,018
Brokered	212,623	229,408	183,810	98,559	96,230	(16,785)	116,393
Deposits to be assumed in branch sale	—	197,857	213,410	—	—	(197,857)	—
Total Deposits	$2,158,305	$2,282,462	$2,262,218	$1,128,608	$1,103,061	$(124,157)	$1,055,244

Average Deposits(1)

	2016		2015			Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

DDA	$538,422	$554,547	$486,860	$325,474	$297,793	$(16,125)	$240,629
NOW	272,556	302,376	254,821	154,776	132,783	(29,820)	139,773
Savings	35,090	45,571	30,024	425	396	(10,481)	34,694
Money Market	865,447	769,369	730,582	506,064	527,994	96,078	337,453
Time	203,679	267,330	184,257	15,756	16,528	(63,651)	187,151
Brokered	220,098	216,490	199,748	98,939	137,839	3,608	82,259
Total Deposits	$2,135,292	$2,155,683	$1,886,292	$1,101,434	$1,113,333	$(20,391)	$1,021,959

Noninterest bearing deposits as a percentage of average deposits	25.2%	25.7%	25.8%	29.6%	26.7%
Cost of deposits	0.35%	0.31%	0.28%	0.27%	0.28%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	2016		2015			For the six months ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2016	2015

Interest income reconciliation
Interest income - taxable equivalent	$22,190	$21,553	$18,270	$10,345	$10,492	$43,743	$20,415
Taxable equivalent adjustment	(74)	(54)	(30)	(11)	(11)	(128)	(22)
Interest income - GAAP	$22,116	$21,499	$18,240	$10,334	$10,481	$43,615	$20,393

Net interest income reconciliation
Net interest income - taxable equivalent	$19,283	$18,921	$15,978	$9,505	$9,581	$38,204	$18,624
Taxable equivalent adjustment	(74)	(54)	(30)	(11)	(11)	(128)	(22)
Net interest income - GAAP	$19,209	$18,867	$15,948	$9,494	$9,570	$38,076	$18,602

Operating provision for loan losses reconciliation
Operating provision for loan losses	$777	$368	$859	$(137)	$185	$1,145	$549
Provision for acquired non PCI FSG loans	—	—	6,764	—	—	—	—
Provision for loan losses - GAAP	$777	$368	$7,623	$(137)	$185	$1,145	$549

Operating noninterest income reconciliation
Operating noninterest income	$4,995	$4,420	$3,460	$1,729	$3,028	$9,415	$4,210
Gain on sale of branches	3,885	—	—	—	—	3,885	—
Noninterest income - GAAP	$8,880	$4,420	$3,460	$1,729	$3,028	$13,300	$4,210

Operating noninterest expense reconciliation
Operating noninterest expense	$17,428	$17,517	$16,067	$6,953	$7,065	$34,945	$13,759
Merger-related expenses	1,210	749	7,172	718	756	1,959	1,264
Divestiture expenses	305	—	—	—	—	305	—
Noninterest expense - GAAP	$18,943	$18,266	$23,239	$7,671	$7,821	$37,209	$15,023

Operating income before income taxes reconciliation
Operating income before income taxes	$6,073	$5,456	$2,512	$4,418	$5,359	$11,529	$8,526
Taxable equivalent adjustment	(74)	(54)	(30)	(11)	(11)	(128)	(22)
Merger-related expenses	(1,210)	(749)	(7,172)	(718)	(756)	(1,959)	(1,264)
Divestiture expenses	(305)	—	—	—	—	(305)	—
Gain on sale of branches	3,885	—	—	—	—	3,885	—
Provision for acquired non PCI FSG loans	—	—	(6,764)	—	—	—	—
Income (loss) before income taxes - GAAP	$8,369	$4,653	$(11,454)	$3,689	$4,592	$13,022	$7,240

Income tax reconciliation
Operating income tax expense	$2,381	$2,065	$2,117	$1,749	$1,991	4,446	3,131
Taxable equivalent adjustment	(74)	(54)	(30)	(11)	(11)	(128)	(22)
Merger related expenses, tax benefit	(467)	(289)	(2,769)	(275)	(290)	(756)	(485)
Divestiture expenses, tax benefit	(118)	—	—	—	—	(118)	—

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	2016		2015			For the six months ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2016	2015

Gain on sale of branches, tax expense	1,500	—	—	—	—	1,500	—
Provision for acquired non PCI FSG loans, tax benefit	—	—	(2,611)	—	—	—	—
Income tax expense - GAAP	$3,222	$1,722	$(3,293)	$1,463	$1,690	$4,944	$2,624

Net income reconciliation
Operating net income	$3,692	$3,391	$395	$2,669	$3,368	7,083	$5,395
Merger related expenses, net of income tax	(743)	(460)	(4,403)	(443)	(466)	(1,203)	(779)
Divestiture expenses, net of income tax	(187)	—	—	—	—	(187)	—
Gain on sale of branches, net of income tax	2,385	—	—	—	—	2,385	—
Provision for acquired non PCI FSG loans, net of income tax	—	—	(4,153)	—	—	—	—
Net income - GAAP	$5,147	$2,931	$(8,161)	$2,226	$2,902	$8,078	$4,616

Diluted earnings per share reconciliation
Diluted earnings per share - operating	$0.15	$0.14	$0.02	$0.19	$0.24	$0.32	$0.33
Merger related expenses	(0.03)	(0.02)	(0.42)	(0.03)	(0.03)	0.06	0.06
Net gain on sale of branches	0.08	—	—	—	—	(0.10)	—
Diluted earnings per share - GAAP	$0.20	$0.12	$(0.40)	$0.16	$0.21	$0.28	$0.39

Book value per common share reconciliation
Total shareholders’ equity	$304,066	$294,652	$287,992	$149,809	$146,485	$304,066	$146,485
Intangible assets	(31,674)	(33,914)	(35,232)	(1,259)	(1,055)	(31,674)	(1,055)
Total tangible common equity	$272,392	$260,738	$252,760	$148,550	$145,430	$272,392	$145,430
Common shares outstanding	24,750,163	24,569,823	24,425,546	13,562,125	13,562,125	24,750,163	13,562,125
Book value per common share - GAAP	12.29	11.99	11.79	11.05	10.80	12.29	10.80
Tangible book value	11.01	10.61	10.35	10.95	10.72	11.01	10.72

Return on average equity reconciliation
Net income - GAAP	$5,147	$2,931	$(8,161)	$2,226	$2,902	$8,078	$4,616
Merger related expenses, net of income tax	743	460	4,403	443	466	1,203	779
Divestiture expenses, net of income tax	187	—	—	—	—	187	—
Gain on sale of branches, net of income tax	(2,385)	—	—	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	4,153	—	—	—	—
Operating net income	$3,692	$3,391	$395	$2,669	$3,368	$7,083	$5,395
Average shareholders' equity	299,170	291,806	246,842	146,430	145,210	295,488	143,579
Return on average equity - GAAP	6.88%	4.02%	(13.22)%	6.08%	7.99%	5.47%	6.43%
Return on average equity - operating	4.94	4.65	0.64	7.29	9.28	4.79	7.52

Return on average assets reconciliation
Net income - GAAP	$5,147	$2,931	$(8,161)	$2,226	$2,902	$8,078	$4,616
Merger related expenses, net of income tax	743	460	4,403	443	466	1,203	779
Divestiture expenses, net of income tax	187	—	—	—	—	187	—
Gain on sale of branches, net of income tax	(2,385)	—	—	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	4,153	—	—	—	—
Operating net income	$3,692	$3,391	$395	$2,669	$3,368	$7,083	$5,395
Average assets	2,718,110	2,620,750	2,248,614	1,349,997	1,379,150	2,669,430	1,362,857
Return on average assets - GAAP	0.76%	0.45%	(1.45)%	0.66%	0.84%	0.61%	0.68%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	2016		2015			For the six months ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2016	2015

Return on average assets - operating	0.54	0.52	0.07	0.79	0.98	0.53	0.79

Efficiency ratio reconciliation
Operating noninterest income	$4,995	$4,420	$3,460	$1,729	$3,028	$9,415	$4,210
Gain on sale of branches	3,885	—	—	—	—	3,885	—
Noninterest income - GAAP	$8,880	$4,420	$3,460	$1,729	$3,028	$13,300	$4,210
Operating noninterest expense	$17,428	$17,517	$16,067	$6,953	$7,065	$34,945	$13,759
Merger-related expenses	1,210	749	7,172	718	756	1,959	1,264
Divestiture expenses	305	—	—	—	—	305	—
Noninterest expense - GAAP	$18,943	$18,266	$23,239	$7,671	$7,821	$37,209	$15,023
Net interest income	19,209	18,867	15,948	9,494	9,570	38,075	18,602
Efficiency ratio	72.00%	75.22%	82.79%	61.95%	56.08%	73.58%	60.31%

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$304,066	$294,652	$287,992	$149,809	$146,485	$304,066	$146,485
Intangible assets	(31,674)	(33,914)	(35,232)	(1,259)	(1,055)	(31,674)	(1,055)
Total tangible common equity	$272,392	$260,738	$252,760	$148,550	$145,430	$272,392	$145,430

Total assets	$2,807,822	$2,724,669	$2,638,780	$1,381,698	$1,373,267	$2,807,822	$1,373,267
Intangible assets	(31,674)	(33,914)	(35,232)	(1,259)	(1,055)	(31,674)	(1,055)
Total tangible assets	$2,776,148	$2,690,755	$2,603,548	$1,380,439	$1,372,212	$2,776,148	$1,372,212
Tangible equity to tangible assets	9.81%	9.69%	9.71%	10.76%	10.60%	9.81%	10.60%

Deposits excluding deposits to be assumed in branch sales
Total deposits	$2,158,305	$2,282,462	$2,262,218	$1,128,608	$1,103,061	$2,158,305	$1,103,061
Deposits to be assumed in branch sales	—	197,857	213,410	—	—	—	—
Deposits excluding deposits to be assumed in branch sales	$2,158,305	$2,084,605	$2,048,808	$1,128,608	$1,103,061	$2,158,305	$1,103,061